Exhibit 10.1
AWARD AGREEMENT
(For Performance-Based Stock Option)

To:	Number:

Date of Grant:

There hereby is granted to you, as a key employee of Invacare Corporation (“Invacare”) or of a subsidiary, an option to purchase xx,xxx Invacare Common Shares, no par value, at an exercise price of $xx.xx per share (the “Option Shares”). This option is granted to you pursuant to the Invacare Corporation 2013 Equity Compensation Plan, as amended (the “Plan”) and is subject to the terms and conditions set forth below, including the achievement of applicable performance goals. This option is not an incentive stock option, as defined in Section 422 of the Internal Revenue Code (the “Code”). Please acknowledge acceptance of the terms of this option by signing below.

I. PURCHASE RIGHTS & EXERCISE DATES
The Option Shares shall vest based on the achievement of the performance goals during the period beginning on [ ] and ending on [ ] (the “Performance Period”) as set forth on Exhibit A (the “Performance Goals”); provided, however, that if the number of Option Shares vested would result in the vesting of a fraction of a share, no fractional share shall be vested and instead the number of Option Shares vested shall be increased to the next whole number. Any Option Shares that fail to vest based on the level of achievement of the Performance Goals during the Performance Period shall be forfeited. The Option Shares that become vested based on the achievement of the Performance Goals are herein referred to as the “Vested Shares.”

II. TERM OF OPTION
The term of the option shall be for a period of ten (10) years commencing on the Date of Grant as set forth above. The option shall expire at the close of regular business hours at Invacare's principal office on the last day of the term of the option (the “Option Termination Date”), or, if earlier, on the applicable expiration date provided in this Agreement.

(a) Your option shall not be affected by any temporary leave of absence approved in writing by Invacare and described in Section 1.421-7(h) of the Federal Income Tax Regulations. If you cease to be an employee for any reason prior to the end of the Performance Period, the option will terminate and you will forfeit all Option Shares notwithstanding the Company’s actual performance with respect to the Performance Goals. If you cease to be an employee after the end of the Performance Period for any reason other than death or Retirement (as defined below), (in which case you shall become a Retired Employee), you may exercise your option only to the extent the Option Shares are Vested Shares as of the date you cease to be an employee and which have not been exercised. Upon your ceasing to be an employee, other than by Retirement, your purchase rights in unexercised Vested Shares shall in any event terminate upon the earlier of (a) three (3) months [one (1) year if you ceased to be an employee, because of a disability (as such term is defined in Section 72(m) (7) of the Code)] after the date you ceased to be an employee, or (b) the Option Termination Date. If you become a Retired Employee after the end of the Performance Period, you will retain your purchase rights with respect to the unexercised Vested Shares until the Option Termination Date. For purposes of this Agreement, “Retirement” means a voluntary termination of your employment with Invacare after you have attained either (i) age fifty-five (55) with ten (10) years of service to Invacare or (ii) age sixty-five (65) with five (5) years of service to Invacare.

(b) If, after the end of the Performance Period, you die while you are an employee, a Retired Employee or within three (3) months of your having ceased to be an employee, a personal representative may exercise the option with respect to the unexercised Vested Shares; provided, however, that such purchase rights shall in any event terminate upon the earlier of: (i) one (1) year after you cease to be an employee, unless you are a Retired Employee in which case your personal representative shall have one (1) year subsequent to your death; or (ii) the Option Termination Date.

Notwithstanding the foregoing, if exercising your option within the timeframes provided in subsections (a) and (b) would violate any securities law or insider trading policy maintained by the Company, such timeframe for exercise will begin at such time you would no longer be in violation of any such securities laws or insider trading policy; provided, however, under no circumstances may you exercise your option after the Option Termination Date.

(c) If Invacare’s Compensation and Management Development Committee (the “Committee”) finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, your unexercised purchase rights with respect to any Vested Shares will terminate as of the time you committed such act, as determined by the Committee.

III. TERMINATION OF OPTION UNDER
CERTAIN CIRCUMSTANCES
The Committee may cancel your option (whether or not vested) at any time if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities: (i) you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential information or material relating to Invacare, whether acquired by you during or after employment with Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

The Committee may, in its discretion and as a condition to the exercise of your option, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

IV. EXERCISE OF OPTION
The option may be exercised with respect to the Vested Shares by delivering to the Invacare Finance Department, at Invacare's principal office, a completed Notice of Exercise of Option (obtainable from the Finance Department) setting forth the number of Vested Shares with respect to which your option is being exercised. Unless otherwise permitted by the Committee, the option may be exercised only on a full cashless exercise basis, meaning that you must simultaneously exercise the option and sell the shares, using the proceeds from such sale to pay the purchase price and any applicable income taxes or other taxes, and receive the remaining proceeds, if any, in cash.

V. TRANSFERABILITY
This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative. Your option shall not be transferable other than by will or the laws of descent and distribution, and your option may be exercised during your lifetime only by you, provided that a guardian or other legal representative, who has been duly appointed may, except as otherwise provided in the Plan, exercise the option on your behalf. Your personal representative shall act in your place with respect to exercising the option or taking any other action pursuant to the Agreement.

VI. ADJUSTMENTS OR AMENDMENTS
Subject to Section 4.06 of the Plan, in the event that, subsequent to the date of this Agreement, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Code, increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, (i) there shall automatically be substituted for each Invacare common share subject to an unexercised option, the amount of cash or other securities into which each outstanding Invacare common share shall be converted or exchanged and (ii) the option price per common share or unit of securities shall be increased or decreased proportionally so that the aggregate purchase price for any securities subject to the option shall remain the same as immediately prior to such event. Notwithstanding the preceding provisions of this Paragraph VI, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to options and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which unexercised options shall expire or terminate), to the extent appropriate, equitable and in compliance with the provisions of Sections 409A, 162(m) and 424(a) of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

VII. PROVISIONS OF PLAN CONTROL
This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

VIII. LIABILITY
The liability of Invacare under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

IX. WITHHOLDING
You agree that, as a condition to your exercise of this Option, Invacare may make appropriate provision for tax withholding with respect to the transactions contemplated by this Agreement.

X. ADJUSTMENT AND RECAPTURE POLICY. You acknowledge that this award and any payment made hereunder is subject to Invacare’s Executive Compensation Adjustment and Recapture Policy. In addition, you acknowledge that the Plan will be administered in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which Invacare’s shares may be traded, and any policy of Invacare adopted pursuant to such law, rules, or regulations. This agreement may be amended to further such purpose without your consent.

XI. SECTION 409A OF THE CODE. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for exemption from Section 409A of the Code (“Section 409A”), and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of Invacare with respect to the Plan, Invacare specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require Invacare to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which Invacare is bound, Invacare and its affiliates shall have no responsibility for tax or legal consequences to you (or your beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

ACCEPTANCE
The undersigned hereby accepts the terms of the stock option granted herein and acknowledges receipt of a copy of the Invacare Corporation 2013 Equity Compensation Plan, as amended.

_________________________ ___________________
(Signature of Optionee)     (Date)

EXHIBIT A

Performance Goals